1 AMENDMENT TO EMPLOYMENT AGREEMENT This AMENDMENT TO EMPLOYMENT AGREEMENT (“Amendment”) is dated as of August 2, 2022 (the “Execution Date”), by and between Newtek Business Services Corp., a corporation formed under the laws of the State of Maryland (the “Company”) and Nicolas Young (the “Executive”). WHEREAS, the Company and Executive entered into an Employment Agreement dated as of August 2, 2021, pursuant to which the Executive is employed by the Company as the Company’s Chief Risk Officer (the “Employment Agreement”); WHEREAS, Section 17 of the Employment Agreement allows the Company and Executive to amend the Employment Agreement; and WHEREAS, Company and Executive desire to amend the Employment Agreement. NOW THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Executive agree to amend the Employment Agreement, as follows: 1. Section 6 is deleted in its entirety and replaced with the following: Term. The Company hereby employs the Executive, and the Executive hereby accepts such employment, subject to the terms and conditions of this Agreement, for the period commencing on the Effective Date and ending on December 31, 2022, or such earlier date as is determined in accordance with Section 11 (the “Term”). This Amendment shall be effective as of the Execution Date. This Amendment shall be interpreted and enforced in accordance with the laws governing the Agreement, and the parties hereto agree to resolve any issues arising from this Amendment in accordance with the terms of the Employment Agreement. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same Amendment and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto; it being understood and agreed that all parties hereto need not sign the same counterpart. The delivery by facsimile or by electronic delivery in PDF format of this Amendment with all executed signature pages (in counterparts or otherwise) shall be sufficient to bind the parties hereto to the terms and conditions set forth herein. All of the counterparts will together constitute one and the same instrument, and each counterpart will constitute an original of this Amendment. Except as specifically amended by this Amendment, the terms and conditions of the Employment Agreement shall remain in full force and effect as written. In the event of any

-2- conflict between this Amendment and the Employment Agreement, the provisions of this Amendment shall control for all purposes. The Employment Agreement, as amended by this Amendment, constitutes the entire agreement and understanding between the Company and the Executive concerning the subject matter hereof and supersedes all oral communication and prior writings with respect thereto. No further amendment, modification or waiver in respect of the matters contemplated by this Amendment will be effective unless made in accordance with the terms of the Employment Agreement. IN WITNESS WHEREOF, the parties hereto have executed or have caused this Amendment to be duly executed in counterparts all as of the day and year first above written. [signature page follows]

[Signature page to Amendment to Employment Agreement] NEWTEK BUSINESS SERVICES CORP. By: Barry Sloane Chief Executive Officer EXECUTIVE By: ___________________________ Nicolas Young